UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TERRITORIAL BANCORP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Make Sure to Vote! Deadline Extended to November 6 A Compelling Combination Vote FOR the Merger Today www.TerritorialAndHopeCombination.com Delivering premium shareholder value and preserving our long legacy in Hawai‘i ~25% premium to Territorial’s closing stock price just prior to merger announcement¹ 100% tax free, stock-for-stock transaction provides upside value opportunity: 0.8048 shares of Hope Bancorp for each Territorial share owned 1,000%+ increase to Territorial’s standalone dividend, increasing from $0.01 per share to $0.11 per share2 1. Based on Territorial and Hope Bancorp’s closing prices as of Apr 26, 2024 (day before merger announcement) 2. Based on 0.8048 fixed exchange ratio and Hope Bancorp’s $0.14 current per share dividend

YOUR VOTE IS IMPORTANT Vote FOR the Hope Bancorp merger to realize the many benefits it will create Voting is quick and easy. Cast your vote well in advance of the Special Meeting on November 6, 2024, at 8:30 a.m. HST. Call toll-free: (888) 742-1305 Submit via email: info@laurelhill.com Send in electronically: https://www.territorialandhopecombination.com/ how-to-vote